As filed with the Securities and Exchange Commission on May 20, 2005
                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        TRI-COUNTY FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

          MARYLAND                                          52-1652138
-----------------------------------                   -----------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                              3035 LEONARDTOWN ROAD
                          WALDORF, MARYLAND 20604-0038
                                 (301) 645-5601
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

         TRI-COUNTY FINANCIAL CORPORATION 2005 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                    ----------------------------------------

                                          COPIES TO:
MICHAEL L. MIDDLETON                      GARY R. BRONSTEIN, ESQ.
PRESIDENT                                 THOMAS P. HUTTON, ESQ.
TRI-COUNTY FINANCIAL CORPORATION          MULDOON MURPHY & AGUGGIA LLP
3035 LEONARDTOWN ROAD                     5101 WISCONSIN AVENUE, N.W.
WALDORF, MARYLAND 20604-0038              WASHINGTON, D.C.  20016
(301) 645-5601                            (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

===========================================================================================
                                             Proposed
      Title of                                Maximum      Proposed Maximum    Amount of
  Securities to be         Amount         Offering Price  Aggregate Offering  Registration
     Registered      to be Registered(1)       Share            Price            Fee
-------------------------------------------------------------------------------------------
    Common Stock
   $.01 par Value        110,000 (2)          $41.08(3)      $4,518,800           $532
===========================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Tri-County Financial Corporation 2005 Equity Compensation Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Tri-County Financial Corporation (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Tri-County Financial Corporation common stock granted or to be granted under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on May 17, 2005 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

TRI-COUNTY FINANCIAL CORPORATION

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Tri-County Financial Corporation 2005 Equity Compensation Plan (the "Plan") specified by
Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by Tri-County Financial Corporation (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

      (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (File No. 000-18279) filed with the SEC on May 13, 2005.

      (b) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which includes the consolidated balance sheets as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004, filed with the SEC on March 30, 2005 (File No. 000-18279).

      (c) A description of the Corporation's securities contained in its Form 8-K, filed with the SEC on February 2, 1990 (File No. 000-18279).

      (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

      ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.     DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      Article XV of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacities as follows:

            The Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if (i) it is established that the act or omission at issue was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit in money, property, or services; or (iii) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

      In accordance with Section 2-418 of the Maryland General Corporation Law, directors of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless (i) the act or omission was material to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit, in money, property or services; or, (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.     EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      5.0 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
      10.0  Tri-County Financial Corporation 2005 Equity Compensation Plan1
      23.1  Consent of Muldoon Murphy & Aguggia LLP
            (contained in the opinion included as Exhibit 5.0)
      23.2  Consent of Stegman & Company
      24.0  Power of Attorney (contained on the signature pages).

-----------------------
(1) Incorporated herein by reference to Appendix A in the definitive proxy statement (Sec no. 000- 18279) filed with the SEC on April 11, 2005.

ITEM 9.     UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, Tri-County Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waldorf, Maryland on May 20, 2005.

                                    TRI-COUNTY FINANCIAL CORPORATION


                                    By: /s/ Michael L. Middleton
                                        ---------------------------------------
                                        Michael L. Middleton
                                        President and Chief Executive Officer
                                        (principal executive officer)

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Middleton) constitutes and appoints William J. Pasenelli and Mr. Middleton hereby constitutes and appoints Mr. Pasenelli, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                            Title                          Date
     ----                            -----                          ----

/s/ Michael L. Middleton       President, Chief Executive         May 20, 2005
---------------------------    Officer and Director
Michael L. Middleton           (principal executive officer)



/s/ William J. Pasenelli       Chief Financial Officer and        May 20, 2005
---------------------------    Executive Vice President
William J. Pasenelli           (principal accounting and
                               financial officer)

/s/ C. Marie Brown             Chief Operating Officer and        May 20, 2005
---------------------------    Director
C. Marie Brown Director



/s/ Herbert N. Redmond, Jr.    Director                           May 20, 2005
---------------------------
Herbert N. Redmond, Jr.



/s/ H. Beaman Smith            Secretary/Treasurer and            May 20, 2005
---------------------------    Director
H. Beaman Smith Director



/s/ A. Joseph Slater           Director                           May 20, 2005
---------------------------
A. Joseph Slater



/s/ Louis P. Jenkins, Jr.      Director                           May 20, 2005
---------------------------
Louis P. Jenkins, Jr.



/s James R. Shepherd           Director                           May 20, 2005
---------------------------
James R. Shepherd

                                  EXHIBIT INDEX
                                  -------------

                                                                                          Sequentially
                                                                                            Numbered
                                                                                              Page
  Exhibit No.      Description                         Method of Filing                     Location
---------------    -------------------------------     --------------------------------    ------------
     5.0           Opinion of Muldoon Murphy &         Filed herewith.
                   Aguggia LLP

    10.0           Tri-County Financial Corporation    Filed herewith.
                   2005 Equity Compensation Plan

    23.1           Consent of Muldoon Murphy  &        Contained in the opinion
                   Aguggia LLP                         included as Exhibit 5.0.

    23.2           Consent of Stegman & Company        Filed herewith.

    24.0           Power of Attorney                   Located on the signature
                                                       page.



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